Exhibit T3A-2

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:53 PM 07/05/2016
FILED 05:53 PM 07/05/2016
SR 20164779842 - File Number 6087670

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

(WITH DIRECTORS LIABILITY)

1.	The name of the corporation shall be Rubicon FC Inc.

2.	Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400

In the city of Wilmington                        , County of New Castle,

Zip Code 19808                         and its Registered Agent at such address is Corporation Service Company

3.	The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under DGCL.

4.	The total number of shares and par value of stock which the corporation shall be authorized to issue is: One thousand (1,000), par value one cent ($0.01) per share

5.	The powers, preferences and rights and the qualifications, limitations or restrictions thereof shall be determined by the board of directors.

6.	The name and address of the incorporator is as follows:

Tim Lambert, One Caesars Palace Drive, Las Vegas, NV 89109

7.	The Board of Directors shall have the power to adopt, amend or repeal by by-laws.

8.	No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this   5th     day of July                , 2016    .

BY:	/s/ Tim Lambert
(Incorporator)

NAME:	Tim Lambert

State of Delaware Secretary of State Division of Corporations Delivered 03:53 PM 05/09/2017 FILED 03:53 PM 05/09/2017 SR 20173274492 - File Number 6087670

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

RUBICON FC INC.

* * * * *

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

* * * * *

Tim Lambert, being the Vice President and Secretary of Rubicon FC Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article I in its entirety and substituting in lieu thereof a new Article One to read as follows:

ARTICLE I

The name of the Corporation shall be VICI FC Inc.

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 9th day of May, 2017.

RUBICON FC INC., a Delaware corporation

By:	/s/ Tim Lambert
Name:	Tim Lambert
Its:	Vice President and Secretary